Exhibit 99.1

VAALCO ENERGY, INC. RECEIVES CONTINUED LISTING STANDARD NOTICE FROM NYSE

HOUSTON – April 24, 2020 – VAALCO Energy, Inc. (NYSE: EGY; LSE: EGY) (“VAALCO” or the “Company”) today announced that on April 22, 2020, the Company was notified by the New York Stock Exchange (the “NYSE”) that the price of the Company’s common stock has fallen below the NYSE’s continued listing standards.  The NYSE requires that the average closing price of a listed company’s common stock not be less than $1.00 per share for a period of over 30 consecutive trading days.

Under the NYSE rules, VAALCO can regain compliance if on the last trading day in any calendar month the common stock has (i) a closing price of at least $1.00 per share and (ii) an average closing price of at least $1.00 per share over the 30 consecutive trading-day period ending on the last trading day of such month. As required by the NYSE, the Company plans to notify the NYSE of its intent to cure the deficiency and restore its compliance with the NYSE continued listing standards. The Company is committed to working with the NYSE to regain compliance and maintain the listing of its common stock.  The Company has until January 1, 2021 to regain compliance with the NYSE’s continued listing standards under recently adopted rules by the NYSE that permit listed companies additional time to regain compliance due to the current economic environment.

The notice has no immediate impact on the listing of the common stock, which will continue to be listed and traded on the NYSE during this period, subject to the Company’s compliance with the other listing requirements of the NYSE. The NYSE notification does not affect VAALCO’s business operations, its Securities and Exchange Commission reporting requirements or its listing on the London Stock Exchange.

About VAALCO

VAALCO, founded in 1985, is a Houston, USA based, independent energy company with production, development and exploration assets in the West African region.

The Company is an established operator within the region, holding a 31.1% working interest in the Etame Marin Block, located offshore Gabon, which to date has produced over 114 million barrels of crude oil and of which the Company is the operator.

For Further Information

VAALCO Energy, Inc. (General and Investor Enquiries)	+00 1 713 623 0801
Website:	www.vaalco.com

Al Petrie Advisors (US Investor Relations)	+00 1 713 543 3422
Al Petrie / Chris Delange

Buchanan (UK Financial PR)	+44 (0) 207 466 5000
Ben Romney / Kelsey Traynor / James Husband	VAALCO@buchanan.uk.com

Forward Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this press release that address activities, events, plans, expectations, objectives or developments that VAALCO expects, believes or anticipates will or may occur in the future are forward-looking statements.  Forward-looking  statements include all statements regarding well results, wells anticipated to be drilled and placed on production, future levels of drilling and operational activity and associated expectations, future levels of revenues, the implementation of the Company's business plans and strategy,  prospect evaluations, prospective resources and reserve growth, the Company’s ability to regain compliance with the NYSE’s continued listing standards and the continued trading of the Company’s common stock on the NYSE, as well as statements including the words "believe," "expect," "plans" and words of similar meaning. These statements are based on assumptions made by VAALCO based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Actual future results, including project plans and schedules and resource recoveries could differ materially due to changes in market conditions affecting the oil and gas industry or long-term oil and gas price levels, political or regulatory developments, reservoir performance, the outcome of future exploration and development efforts, technical or operating factors, inflation, general economic conditions, the Company's success in discovering, developing and producing reserves, production and sales differences due to timing of liftings, decisions by future lenders, the risks associated with liquidity, lack of availability of goods, services and capital, environmental risks, drilling risks, foreign regulatory and operational risks, and regulatory changes. There are no assurances the Company can develop probable or possible reserves, or that if developed, probable reserves will become producing reserves to the level of estimates.

These and other risks are further described in VAALCO's annual reports on Form 10-K and quarterly reports on Form 10-Q and other reports filed with the U.S. Securities and Exchange Commission (“SEC”) which can be reviewed at http://www.sec.gov, or which can be received by contacting VAALCO at 9800 Richmond Avenue, Suite 700, Houston, Texas 77042, (713) 623-0801.  VAALCO disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.